Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-284907), Form S-4 (No. 333-291928), and Form S-8 (Nos. 33-49050, 33-58402, 33-64689, 333-02607, 333-06996, 333-17367, 333-43647, 333-94139, 333-51922, 333-61010, 333-62358, 333-89314, 333-104099, 333-115347, 333-155380, 333-161986, 333-163891, 333-173725, 333-214818, 333-233917, 333-255625, 333-264323, and 333-267480) of Kimberly-Clark Corporation of our report dated February 20, 2026 relating to the financial statements of Kenvue Inc., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

September 28, 2026

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